EXHIBIT 99.4
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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT ("Agreement") dated as of the ____ day of February, 2001, is made and entered into by and among DYNAGEN, INC. ("DynaGen"), a Delaware corporation; ARGOSY INVESTMENT PARTNERS, L.P. ("Argosy"), a Pennsylvania limited partnership formerly known as Odyssey Investment Partners, L.P.; and FINOVA MEZZANINE CAPITAL INC. ("FINOVA"), a Tennessee corporation formerly known as SIRROM CAPITAL CORPORATION, in its individual capacity and as Collateral Agent for FINOVA and Argosy (in this capacity, "Agent"; Argosy and FINOVA are referred to collectively as "Lenders").

                                    RECITALS:
                                    ---------

         WHEREAS, DynaGen, FINOVA (then known as Sirrom Capital Corporation) and Argosy (then known as Odyssey Investment Partners, L.P.) entered into that Loan Agreement dated as of June 18, 1997, as amended by that Amendment and Agreement dated as of November 29, 1999 (as amended, the "1997 Loan Agreement"), pursuant to which DynaGen borrowed from FINOVA the principal sum of $2,000,000 and from Argosy the principal sum of $1,000,000 (collectively the "1997 Loans"); and

         WHEREAS, DynaGen has agreed to sell to RxBazaar.com ("RxBazaar"), a Delaware corporation, all of DynaGen's stock in Superior Pharmaceutical Company ("Superior"), an Ohio corporation, and in exchange RxBazaar has agreed to assume liability for the 1997 Loans; and

         WHEREAS, Lenders have agreed to consent to the proposed sale of the stock of Superior on various terms and conditions including, but not limited to, the requirement that RxBazaar's assumption of the 1997 Loans is made without the release of DynaGen as an obligor therefor; and

         WHEREAS, DynaGen, RxBazaar, Superior and Lenders have agreed to amend and restate the 1997 Loan Agreement to evidence the assumption of liability for the 1997 Loans by RxBazaar and to reflect other agreements among them, as evidenced by that First Amended and Restated Loan Agreement (the "FAR Loan Agreement") dated as of the date hereof; and

         WHEREAS, pursuant to the FAR Loan Agreement, DynaGen has executed that Unconditional Guaranty (the "DynaGen Guaranty") dated as of the date hereof whereby DynaGen acknowledges its continuing liability for the "Obligations," as defined in the FAR Loan Agreement; and

         WHEREAS, as of the date hereof, DynaGen has issued its Secured Promissory Note to FINOVA in the original principal amount of $500,000 and has issued its Secured Promissory Note to Argosy in the amount of $250,000 (collectively the "Put Notes") in settlement of certain put obligations under stock purchase warrants issued by DynaGen in connection with the 1997 Loan Agreement; and

         WHEREAS, the parties wish to establish certain representations, warranties, covenants and other agreements that apply to their continuing relationships;
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                                   AGREEMENT:
                                   ----------

                NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DynaGen (hereafter sometimes "Borrower") and Lenders hereby agree as follows:

                                    ARTICLE 1
                     PRESENT RELATIONSHIPS; THE OBLIGATIONS

         1.1 Exercise of Put Rights; Conversion and Cancellation of Warrants. The Stock Purchase Warrants dated as of June 18, 1997 issued in favor of Lenders respecting the purchase of common stock of DynaGen (the "DynaGen Warrants") contained a feature by which the holders thereof are entitled either to put the warrants to DynaGen for a cash payment or to substitute the warrants for stock purchase warrants to purchase common stock of Superior, which substitute warrants were also executed and dated as of June 18, 1997 (the "Superior Warrants"). The put rights of the DynaGen Warrants have been exercised by FINOVA and Argosy. Concurrently with the effectiveness of this Agreement, DynaGen is making payments on these put obligations in the amount of $200,000 to FINOVA and in the amount of $100,000 to Argosy. DynaGen shall also make additional payments as provided in the Put Notes. In consideration of these payments and the issuance of the Put Notes, the DynaGen Warrants and the Superior Warrants are hereby canceled and shall be of no further force or effect.

         1.2 Issuance of Additional Warrants. Concurrently with the effectiveness of this Agreement, as additional consideration for the execution of this Agreement by FINOVA and Argosy, DynaGen is issuing to FINOVA a Contingent Stock Purchase Warrant for the purchase of 1,666,667 shares of DynaGen's common stock at a purchase price of $0.01 per share and is issuing to Argosy a Contingent Stock Purchase Warrant to purchase 833,333 shares of common stock at a purchase price of $0.01 per share (collectively the "Contingent Warrants").

         1.3 The 1997 Loans. DynaGen has executed the DynaGen Guaranty as additional consideration for the Lenders' agreement to allow the assumption of the 1997 Loans, which are outstanding in the total present principal amount of $2,250,000. The 1997 Loans are convertible into common stock of Dynagen or RxBazaar as provided in the FAR Loan Agreement.

         1.4 Series L Preferred Stock. The Lenders are holders of certain shares of DynaGen's Series L Preferred Stock, which stock is convertible into common stock that DynaGen had previously agreed to register for public sale pursuant to the Securities Act of 1933 (the "Securities Act"). DynaGen warrants and represents that it has accomplished the registration of common stock into which the Series L Preferred Stock may be converted and that the registration statement remains in effect and shall be maintained in effect for as long as is reasonable to allow the conversion of the Series L Preferred Stock and the public sale of the resulting common stock, and in any event at least 180 days after the date hereof.

         1.5 Definition of Obligations. As used in this Agreement, the "Obligations" means all of (i) the indebtedness and obligations of DynaGen arising under the Put Notes, (ii) the obligations of DynaGen arising under the Contingent Warrants, (iii) the obligations of DynaGen

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arising under the DynaGen Guaranty, (iv) the other obligations of DynaGen under this Agreement, (v) all obligations of DynaGen and its subsidiaries under all other documents now or hereafter evidencing or securing the foregoing obligations, and (vi) all obligations of DynaGen or its subsidiaries under any modifications, extensions, renewals, amendments, extensions and restatements of the foregoing (all documents within the scope of this sentence are referred to collectively as the "Loan Documents").

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Borrower's Representations. Borrower hereby represents and warrants to Lenders as follows, except as disclosed in any schedule hereto. The disclosures in any schedule hereto shall qualify every other section of this Agreement to the extent it is reasonably clear from a reading of such schedule that the disclosures contained therein are applicable to such other sections.

                  (a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts and every other state in which a failure to be so qualified and in good standing would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

                  (b) Other Business Organizations. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (any such corporation, partnership, joint venture or other business organization in which Borrower holds more than a 50% interest is referred to herein as a "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrower and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all

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         liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, except as set forth on
         Schedule 2.1(b). Except where otherwise indicated herein, any reference to Borrower in this Agreement shall include Borrower and all of its Subsidiaries.

                  (c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its respective obligations under the Loan Documents to which each is a party, without the consent or approval of any other person, firm, governmental agency or other legal entity, except as set forth on Schedule 2.1(c). The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its respective obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the articles of incorporation or bylaws of Borrower, or any agreement binding upon Borrower. The officer(s) executing this Agreement, the Put Notes and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

                  (d) Validity and Binding Effect. This Agreement and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of Borrower, and are enforceable in accordance with their respective terms, subject only to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

                  (e) Capitalization. Set forth in Schedule 2.1(e) is a capitalization table listing the authorized shares of stock of DynaGen, by class and series; the outstanding shares thereof, by class and series; the number of shares reserved for future issuance, by class and series and with notation of the purpose of the reservation(s); a summary of the conversion rights of any class or series; and a list of and summary description of all warrants, options and other contractual obligations for the issuance of stock of any class or series.

                  (f) Trademarks, Patents, Etc. Schedule 2.1(f) is an accurate and complete list of all patents, patent applications, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, service names, copyrights, patents, trademark and/or know-how licenses owned or granted to or by Borrower or which are used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that any patent, trademark, service mark, copyright owned or licensed by or to Borrower or any of Borrower's products, processes, know-how or operations violate or infringe the patents, trademarks, trade names, service names, or copyrights of others, nor,

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         to the best of Borrower's knowledge, is Borrower in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

                  (g) No Conflicts. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and pursuant to the Loan Documents to which each is a party will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, articles of incorporation or bylaws, material contract, license, franchise or any other material instrument or material agreement to which Borrower is a party or by which Borrower, or its respective properties may be bound or affected as to which Borrower has not obtained an effective and irrevocable waiver.

                  (h) Litigation. Except as set forth on Schedule 2.1(h), there are no actions, suits, proceedings or arbitrations pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower required to be disclosed in Borrower's filings with the Securities and Exchange Commission, including the Borrower's Annual Report on Form 10-KSB for the year ended December 31, 1999 and the Borrower's quarterly reports on Form 10-QSB for each of the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (the "Borrower SEC Documents") or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency required to be disclosed in the Borrower SEC Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  (i) Financial Statements. The financial statements of Borrower, for the fiscal year ended December 31, 1999 contained in Borrower's Annual Report on Form 10-K for the year ended December 31, 1999 are true and correct in all material respects have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrower as of the fiscal year then ended. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

                  (j) Other Agreements; No Defaults. Borrower is not a party to any indentures, loan or credit agreements, leases or other agreements or instruments, or subject to any restrictions contained in their respective articles of incorporation, bylaws or corporate restrictions that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

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                  (k) Compliance With Law. Borrower has obtained all material licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To Borrower's knowledge, Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect Borrower's financial position or its ability to perform its obligations under the Loan Documents.

                  (l) Debt. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower, or any of its properties is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  (m) Taxes. Borrower has filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower, or any of the property thereof.

                  (n) Small Business Concern. Borrower, taken together with its "affiliates" (as that term is defined in 13 C.F.R.ss.121.103), is a "Small Business Concern" within the meaning of 15 U.S.C.ss.662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, as currently in effect (collectively the "SBIC Act"), including 13 C.F.R.ss.107, and meets the applicable size eligibility criteria set forth in 13 C.F.R.ss.121.301(c)(1) or the industry standard covering the industry in which Borrower is primarily engaged as set forth in 13 C.F.R.ss.121.301(c)(2). Neither Borrower nor any of its Subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R.ss.107.

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                  (o) Certain Transactions. Except as set forth in the Borrower
         SEC Documents or on Schedule 2.1(o), Borrower is not indebted, directly or indirectly, to any of its shareholders, officers, or directors or to their respective spouses or children, in any amount whatsoever; none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower; no officer or director of Borrower or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness or other obligation of any other person, firm or corporation, except for obligations of any Subsidiary.

                  (p) Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrower, contained in this Agreement or any other Loan Document, or any schedule attached hereto or thereto, or in any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                  (q) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (r) Significant Contracts. The exhibits to the Borrower SEC Documents contain all material contracts as required by Item 601(10) of Regulation S-B of the Securities Act. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

                  (s) Environment. Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that failure to do so would not have a material adverse effect on its business. Except to the extent that failure to do so would not have a material adverse effect on its business, Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal,

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         state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. Borrower has not received notice of, nor does it know of, facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities except to the extent that such violations would not have a material adverse effect on its business. Except to the extent that such emission, spill, release or discharge would have a material adverse effect on its business and except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and to the best of Borrower's knowledge, the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters materially affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower has no material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                  (t) Fees; Commissions. Borrower has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to the Obligations and investment transactions contemplated hereunder.

                  (u) ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA (as defined in Section 3.11 hereof). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in Section 3.11 hereof); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to any or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and

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         in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV of ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

                  (v) Title to Properties. Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

                  (w) Material Adverse Effect. Since December 31, 1999, no event has occurred which has resulted or which Borrower reasonably believes could be expected to result in a material adverse effect on Borrower or Borrower's ability to perform its obligations under the Loan Documents. No default or event of default under any other agreement will occur as a result of the transactions contemplated by this Agreement.

                  (x) Financial Solvency. Borrower is not entering into the arrangements contemplated by this Agreement and the other Loan Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date hereof on a pro forma basis after giving effect to the transactions contemplated by the Loan Documents and to all debts incurred or to be created in connection therewith:

                  (i) the present fair salable value of the assets of Borrower (on a going concern and consolidated basis) will exceed the probable liability of Borrower to Lenders;

                  (ii) Borrower has not incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to Borrower after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid; and

                  (iii) except as disclosed in the Borrower SEC Documents, Borrower will have sufficient capital with which to conduct its present and proposed business and the property of Borrower does not constitute unreasonably small capital with which to conduct its current business at present levels of operations.

                  For purposes of this Section 2.1(x) "debt" means any liability on a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, unmatured, disputed, undisputed, secured, or unsecured.

                  (y) Offering of Note and Warrant. Neither Borrower nor anyone acting on its behalf has offered the Put Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lenders and not more than 35 other

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         institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Put Notes, and the Warrants to Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state.

                  (z) Registration Rights. Except as disclosed in the Borrower SEC Documents and except for shares registered for sale on registration statements filed with the SEC prior to the date hereof, Borrower is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  (aa) Employees. Borrower has no current labor problems or disputes which have resulted or which Borrower reasonably believes could be expected to have a material adverse effect upon Borrower.

                  (bb) Issuance Taxes. All taxes imposed on Borrower in connection with the issuance, sale and delivery of the Put Notes, the Warrants, and the Common Stock issuable upon exercise of the Warrants have been or will be fully paid by Borrower in accordance with all laws imposing such taxes.

                  (cc) List of Deposit Institutions. Schedule 2.1(ac) hereto sets forth a true and complete list of all deposit institutions at which Borrower has or maintains an account or deposits of any kind.

                  (dd) Locations and Names. Borrower has not, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person except as described in the Borrower SEC Documents. Borrower has not, during the five years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.1(ad).

                  (ee) Able Laboratories, Inc. Able Laboratories, Inc. ("Able"), a Delaware corporation, is a wholly-owned subsidiary of Borrower. Concurrently with the execution hereof, Able shall execute an Unconditional Guaranty of the Obligations, grant a perfected first priority security interest in its personal property assets (except for machinery and equipment, and subject to the terms of an intercreditor agreement entered into by and among Lenders, the bondholders, trustee and the "Senior Lender" as defined therein on or about the date hereof) to secure its Guaranty. If Able has not merged into Borrower within sixty (60) days after the date hereof, Borrower shall further grant a first priority perfected security interest in the stock of Able to secure the Obligations, pursuant to documents acceptable to Lenders and at Borrower's expense.

                  (ff) Monroe Subsidiary, Inc. Monroe Subsidiary, Inc. ("Monroe"), a Delaware corporation formerly known as Generic Distributions, Inc., a Delaware corporation, is a wholly-owned subsidiary of Borrower. Borrower represents that Monroe has no assets and no operations and shall continue to have no assets and no operations. Monroe is a guarantor and grantor of a security interest securing Lenders pursuant to documents dated as of November 29, 1999, and these documents continue in full effect to secure the Obligations. Borrower shall within sixty (60) days after the date hereof merge Monroe into Borrower or dissolve Monroe as to terminate its corporate existence.

                  (gg) Pledged Notes. Borrower executed that Collateral Assignment of Note dated as of June 18, 1997, granting a security interest in certain promissory notes described therein. Borrower warrants and represents that all of the promissory notes pledged therein have been paid in full to Borrower, excepting only the pledged note made by Dhananjay Wadekar in the principal amount of $250,000, which remains unpaid and subject to the Collateral Assignment of Note.

                  (hh) Satisfaction of Subordinated Notes. Borrower warrants and represents that the obligations to former shareholders of Superior that were subordinated to Borrower's obligations to FINOVA by that Subordination Agreement dated as of June 18, 1997, have been satisfied in accordance with their terms and are no longer outstanding.

                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

             Borrower covenants and agrees that during the term of this
Agreement:

         3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Put Notes according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lenders, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         3.2 Financial Statements and Reports. Borrower shall furnish to Lenders
(a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the close of such fiscal year, a consolidated statement of earnings and retained earnings of Borrower as of the close of such fiscal year and a consolidated statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), audited by an independent certified public accountant and certified by an officer of Borrower and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default, as herein defined, has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower has taken or proposes to take in connection therewith), (b) within twenty (20) days of the end of each calendar month, a balance sheet of Borrower as of the close of such month and a statement of earnings and retained earnings of Borrower as of the close of such month, all in reasonable detail (including year-to-date financial information), and prepared substantially in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), (c) within forty-five
(45) days of the end of each
fiscal quarter, a Form 10-Q prepared in compliance with applicable securities laws with respect to Borrower, and (d) with reasonable promptness, such other financial data as Lender may reasonably request; provided, that Lender shall agree to satisfactory confidentiality provisions respecting any such financial data as Borrower may deem necessary for compliance with Borrower's obligations including without limitation Borrower's compliance with the provisions of Regulation F-D.

         3.3 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with GAAP, and after reasonable notice from Lenders, shall permit Lenders, its officers, employees and any professionals designated by Lenders in writing, at Borrower's expense, to visit, inspect and/or audit any of its properties, books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lenders may reasonably request; provided that no such visit, inspection and/or audit shall materially interfere with the conduct of Borrower's business.

         3.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain in amounts customary for entities engaged in comparable business activity (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrower's business. Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the request of Lenders, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

         3.5 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

         3.6 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

         3.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower's operations or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business, operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         3.8 Notice of Default. Borrower shall give written notice to Lenders of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon its becoming aware of the same.

         3.9 Notice of Litigation. Borrower shall give notice, in writing, to Lenders of (a) any actions, suits or proceedings instituted by any persons whomsoever against Borrower, or affecting any of the assets of Borrower, wherein the amount at issue is in excess of One Hundred Fifty Thousand and No/100ths Dollars ($150,000.00), and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrower.

         3.10 Conduct of Business, Name and Location of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement and as described in the Borrower SEC Documents. Borrower will not change its name or any location of its business without providing Lender with 10 days' written notice of such change. In the event Borrower makes a change of its name or location of business, Borrower shall promptly execute any and all financing statements, and amendments or continuations thereof and any other documents that Lenders may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

         3.11 ERISA Plan. If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (c) Borrower covenants that it will send to Lenders a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         3.12 Dividends, Distributions, Stock Rights, etc. Except as described on Schedule 3.12, and except as described in the Borrower SEC Documents and exhibits thereto relating to redemption of certain classes of preferred stock of Borrower, Borrower shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock or dividends consisting of shares of Common Stock to holders of any class of the

Company's preferred stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock or enter into any agreement for the purchase, redemption, retirement or acquisition of such stock under any circumstances, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), without the prior written consent of Lenders.

         3.13 Guaranties; Loans; Payment of Debt. Without Lenders' prior express written consent, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever (other than a Subsidiary), except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without Lenders' prior express written consent, Borrower shall not (a) make any loans, advances or extensions of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt.

         3.14 Debt. Without the express prior written consent of Lenders (which shall not be unreasonably withheld with respect to subsection 3.14(c)), Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

                  (a) the indebtedness evidenced by the Put Notes;

                  (b) the endorsement of negotiable instruments payable to
                      Borrower for deposit or collection in the ordinary course of business;

                  (c) debts incurred in the ordinary course of business (each of which, individually, does not exceed $500,000); and

                  (d) the indebtedness listed on Schedule 2.1(l) hereto.

         3.15 No Liens. Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

                  (a) liens in favor of Lenders;

                  (b) liens for taxes or assessments or other governmental
                      charges or levies if not yet due and payable;

                  (c) liens in connection with the leasing of equipment in favor of the lessor of such equipment;

                  (d) liens in connection with the shares of common stock of, or assets of, Able Laboratories; and

                  (e) liens described on Schedule 2.1(l) hereto.

         3.16 Mergers, Consolidations, Acquisitions; Sales; Name and Location. Without the prior written consent of Lenders, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor
(c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Without ten (10) days' prior written notice to Lender, Borrower shall not change its name or its location(s) of doing business.

         3.17 Transactions With Affiliates. Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

         3.18 Environment. Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lenders immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lenders immediately of any hazardous discharge from or affecting Borrower's premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lenders to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lenders' request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lenders, and such other and further assurances reasonably satisfactory to Lenders that the condition has been corrected.

         3.19 Informational Covenant. Borrower will furnish or cause to be furnished to Odyssey information required by the U.S. Small Business Administration ("SBA") concerning the economic impact of the Argosy Loan, including but not limited to, information concerning taxes paid and number of employees.

                Borrower will also furnish or cause to be furnished to Lenders such other information regarding the business, affairs and condition of Borrower as Lenders may from time to time reasonably request. Borrower will permit Odyssey and examiners of the SBA to inspect the books and any of the properties or assets of Borrower and its affiliates and to discuss Borrower's business with senior management employees at such reasonable times as those persons may from time to time request. Odyssey agrees not to disclose any confidential information received from Borrower (except to its partners and to its professional advisors, whom Odyssey shall cause to keep such information confidential, and to the SBA) and to use the same care with such information as it affords to its own confidential information.

         3.20 Activities and Proceeds.

                  (a) Neither Borrower nor any of its affiliates will engage in any activities or use directly or indirectly the proceeds from the Argosy Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. ss.107.

                  (b) Borrower will not, without obtaining the prior written approval of Odyssey, change within one (1) year of the closing under this Agreement, Borrower's business activity to a business activity to which an SBIC is prohibited from providing funds by the SBIC Act. Borrower agrees that any such changes in its business activity without such prior written consent of Odyssey will constitute a material breach of the obligations of Borrower under this Agreement and the financing documents for the Argosy Loan (an "Activity Event of Default"). If an Activity Event of Default occurs, Odyssey has the right to demand, in writing, immediate repayment of the securities evidencing the Argosy Loan, together with interest on the aggregate amount invested from the date of the closing to the date of repayment, and Borrower will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against Borrower to which Odyssey may be entitled.

         3.21 Lender's Covenant Regarding Nonpublic Information. The information to be disclosed by Borrower to the Lenders under this Article 3 may include material nonpublic information that Borrower does not intend to disclose publicly. Each Lender agrees to keep confidential and not to disclose to any third party (except to its advisors under duties of confidentiality, to its regulators, and as may otherwise be required by law) all information disclosed by Borrower under this Article 3, other than information previously or simultaneously "publicly disclosed" by Borrower as that term is defined in Regulation FD Rule 101(e) under the Securities Exchange Act or in Borrower's filings with the Securities and Exchange Commission (the "SEC Documents"). Each Lender also acknowledges that it will be subject to laws and regulation governing trading on the basis of material nonpublic information, and agrees that it will not buy, sell or otherwise directly or indirectly effect any transaction respecting Borrower's securities during any time in which it possesses any material nonpublic information pertaining to Borrower or it securities.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         4.1 Closing of the Loan. The obligation of Lenders to fund the Obligations on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the conditions stated in the FAR Loan Agreement.

                                   ARTICLE 5
                              DEFAULT AND REMEDIES

         5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Default by Borrower in the payment of the principal of or interest on the indebtedness evidenced by any of the Put Notes or any obligation under the DynaGen Guaranty in accordance with their terms, which default is not cured within five (5) business days;

                  (b) Any misrepresentation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lenders that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (c) Failure of Borrower, any Subsidiary, any guarantor of Borrower, or any shareholder of Borrower to perform any of its obligations, covenants or agreements under this Agreement, any of the Put Notes, or any of the other Loan Documents;

                  (d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the certificate of incorporation thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

                  (g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lenders in connection with any other indebtedness of Borrower now or hereafter owed to Lenders;

                  (h) Borrower shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds Twenty-Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects Borrower's financial condition.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

         5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Put Notes as well as any and all other indebtedness of Borrower to Lenders shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lenders at any time thereafter may at their option accelerate the maturity of the indebtedness evidenced by the Put Notes as well as any and all other indebtedness of Borrower to Lenders; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Put Notes:

                  (a) Lenders shall be immediately entitled to exercise any and all rights and remedies possessed by Lenders pursuant to the terms of the Put Notes and all of the other Loan Documents; and

                  (b) Lenders shall have any and all other rights and remedies that Lenders may now or hereafter possess at law, in equity or by statute.

         5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lenders by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lenders to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lenders may be exercised from time to time and as often as may be deemed expedient by Lenders.

         5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Obligations Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including, without limitation, reasonable attorney's fees incurred by Lenders in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lenders elect, in their sole discretion, to cure the default that has occurred;

                  Third, to the payment of the obligations of Borrower under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Put Notes, in such order of priority as Lenders shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

         6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment by Borrower of all amounts owed to Lenders on the Put Notes at which time Lenders shall cancel the Put Notes and deliver such Notes to Borrower.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Performance By Lenders. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lenders may, at Lender's option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lenders in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Put Notes (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lenders by Borrower and shall constitute a part of the Obligations. Lenders shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lenders shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lenders in connection with the making of the Loan, including but not limited to filing fees, recording taxes, indebtedness taxes, and reasonable attorneys' fees, promptly upon demand of Lenders. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lenders in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lenders.

         7.4 Assignment. The Put Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lenders, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lenders under all of the same to the extent transferred and assigned. Lenders may grant participations in all or any portion of its interest in the indebtedness evidenced by the Put Notes and in such event Borrower shall continue to make payments due under the Loan Documents to Lenders and Lenders shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lenders.

         7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Put Notes, or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Obligations or otherwise, shall the interest and loan charges agreed to be paid to Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Put Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lenders that exceed such maximum amounts shall be applied by such Lender to the reduction of the principal balance of the indebtedness evidenced by the Put Notes held by such Lender and/or refunded to Borrower, at the option of such Lender, so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Put Notes exceed the maximum amounts permitted from time to time by applicable law.

         7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement or any of the Loan Documents shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or the next business day after delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of FINOVA is:           FINOVA Mezzanine Capital Inc.
                                    500 Church Street, Suite 200
                                    Nashville, TN 37219
                                    Attention: Joe Agnetta
                                    Telecopy No.: 615/726-1208
with a copy to:                     Boult, Cummings, Conners & Berry PLC
                                    414 Union Street, Suite 1600
                                    Nashville, Tennessee 37219
                                    Attention: John E. Murdock III
                                    Telecopy No.: 615/252-6359

The Address of Argosy is:           ARGOSY Investment Partners, L.P.
                                    950 West Valley Road
                                    Suite 2902
                                    Wayne, Pennsylvania 19087
                                    Attention: Kirk Griswold
                                    Telecopy No.: 610/964-9524

The Address of DynaGen is:          DynaGen, Inc.
                                    840 Memorial Drive
                                    Cambridge, Massachusetts 02139
                                    Attention:Jay Wadekar
                                    Telecopy No.:781/890-0021

with a Copy to:                     Foley, Hoag & Eliot LLP
                                    One Post Office Square
                                    Boston, Massachusetts 02109
                                    Attention: Gerard P. O'Connor
                                    Telecopy No.: 617/832-7000

         7.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrower were not based upon any fact or material provided by Lender, nor was the Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

         7.11 Governing Law and Amendments. This Agreement and all of the Loan Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State except to the extent certain rights and privileges may be granted Lender under applicable federal laws in which event federal law shall control. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         7.12 Survival of Representations and Warranties. All covenants, representations and warranties contained herein or in any of the Loan Documents, or made by or furnished on behalf of the Borrower in connection herewith or any of the Loan Documents, shall survive the execution and delivery of this Agreement and all other Loan Documents and shall continue in full force and effect so long as the Obligations are unpaid.

         7.13 Jurisdiction and Exclusive Venue. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF AND THE EXCLUSIVE VENUE OF THE COURTS OF THE STATE OF TENNESSEE AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE OR FORUM NON CONVENIENS IN ANY OF SUCH COURTS.

         7.14 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS.

         7.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         7.16 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lenders and their respective agents and attorneys have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                    LENDERS:

                                    FINOVA MEZZANINE CAPITAL INC.


                                    By:_________________________________________
                                    Title:______________________________________


                                    ARGOSY INVESTMENT PARTNERS, L.P.

                                    By: Argosy Associates, L.P., its general
                                        partner

                                        By:_____________________________________
                                        Title:__________________________________


                                    BORROWER:

                                    DYNAGEN, INC.


                                    By:_________________________________________
                                    Title:______________________________________




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